UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2013

Weatherford International Ltd.

(Exact name of registrant as specified in its charter)

Switzerland	001-34258	98-0606750
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

4-6 Rue Jean-François Bartholoni
1204 Geneva
Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41-22-816-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) and (b) Changes in Independent Registered Public Accounting Firm

On March 7, 2013, the Audit Committee of our Board of Directors approved the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for the year ending December 31, 2013. This appointment is subject to ratification by Weatherford’s shareholders at the 2013 Annual General Meeting and to KPMG completing its standard client acceptance procedures. At that meeting, we also expect to propose the election by our shareholders of KPMG AG as our Swiss statutory auditor for the year ending December 31, 2013.

During the years ended December 31, 2012 and 2011 and through the date of filing this report, we have not, nor has anyone on our behalf, consulted with KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that was an important factor we considered in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

On March 7, 2013, the Audit Committee decided not to re-appoint Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the year ending December 31, 2013. E&Y completed the audit of our financial statements for the year ended December 31, 2012 on March 4, 2013, the date of its audit opinion.

The audit reports of E&Y on our consolidated financial statements as of and for the years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of E&Y on the effectiveness of our internal control over financial reporting as of December 31, 2012 and 2011 contained an adverse opinion on our internal control over financial reporting due to the effect of material weaknesses in the Company’s internal controls over the accounting for income taxes. E&Y also identified and communicated to our Audit Committee a material weakness in our internal controls during the quarters ended March 31, June 30, and September 30, 2012 related to a long-term construction contract in Iraq accounted for under the percentage-of-completion method. The material weakness related to percentage-of-completion accounting was reported as remediated as of December 31, 2012 in the Annual Report on Form 10-K filed on March 4, 2013. Our disclosures on the effectiveness of our internal controls in Item 9A of our Annual Reports on Form 10-K and Item 4 of our quarterly reports on Form 10-Q for these periods address the material weaknesses.

During the years ended December 31, 2012 and December 31, 2011 and through March 7, 2013, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses described above.

The Audit Committee has discussed the material weaknesses described above with E&Y and has authorized E&Y to respond fully to the inquiries of KPMG concerning such material weaknesses and any other matters.

We have provided E&Y with a copy of the disclosure we are making in this report and requested that E&Y furnish a letter addressed to the Securities Exchange Commission stating whether or not it agrees with the statements made above. A copy of E&Y’s letter dated March 11, 2013 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01	Other Information.

On March 8, 2013, our Board of Directors augmented our executive management team by appointing the following as executive officers of Weatherford International Ltd.:

Antony Branch	44	Vice President – Europe, Africa and Middle East
E. Kyle Chapman	37	Vice President – Western Hemisphere
Ernest L. Dunn	59	Vice President – Production
Peter J. Levens	53	Vice President – Asia and Russia
Lance R. Marklinger	51	Vice President – Well Construction and Completion
Paul Timmins	47	Vice President – Formation Evaluation

Antony Branch joined Weatherford in 2005 and has held numerous management positions, including Vice President – Europe & Caspian. Prior to joining Weatherford, Mr. Branch held management positions with Precision Drilling Corporation and Sperry – Sun Drilling Services. Mr. Branch holds a degree in Petroleum Geology from the University of Aberdeen.

E. Kyle Chapman joined Weatherford in 1999 and has held numerous management positions, including Vice President – Latin America Region. Mr. Chapman holds a Bachelor of Science in Mechanical Engineering from Texas Tech University.

Ernest L. Dunn, during his 40 years of service with Weatherford, has held a variety of positions in sales and management, including most recently, Global Business Unit Manager for Reciprocating Rod Lift, North American Business Unit Manager for Production Systems, and U.S. Operations Manager for Wholesale Operations.

Peter J. Levens joined Weatherford in 1980 and has held various positions within Weatherford, including Asia Pacific Region Vice President, Director of Drilling Tools and Intervention for the Western Hemisphere and product line and regional management positions. Mr. Levens completed his schooling at Onslow College, Wellington, New Zealand.

Lance R. Marklinger joined Weatherford in January 2010 and was appointed Vice President for the Russia Region in November 2010, following a role as Well Services Group Manager. Prior to joining Weatherford, Mr. Marklinger was employed by Dowell and Schlumberger Ltd. from July 1993 to January 2010 in various management positions, including General Director and Vice President of Marketing of PetroAlliance, Vice President of Sales and Marketing US Land, and Operations Manager Russia. He is a graduate of the Southern Alberta Institute of Technology with an associate’s degree in Petroleum Engineering.

Paul Timmins joined Weatherford in 2005 as Vice President of Drilling Services. Mr. Timmins has 26 years of industry experience, including with Baroid, Dresser, Halliburton and Precision. He holds a degree in Petroleum Geology from the University of Aberdeen.

Each of the above officers will enter into an employment agreement in form attached as an exhibit to this report. This agreement is a substantially similar form and on substantially similar terms as the employment agreement of Weatherford’s other executive officers, which is described on pages 52-54 of our Proxy Statement dated April 16, 2012. That description is incorporated into this report by reference. Each officer also will enter into an indemnification agreement, the form of which is an exhibit to this report.

The above positions report to Peter Fontana, our Senior Vice President and Chief Operating Officer. Nicholas W. Gee continues as Senior Vice President, Strategy and Development, and Dharmesh Mehta continues as Senior Vice President and Chief Administrative Officer.

The Compensation Committee of our Board of Directors has approved a the following percentage increases in the 2013 base salaries of the following officers: John H. Briscoe, Senior Vice President and Chief Financial Officer (4%); Peter Fontana, Senior Vice President and Chief Operating Officer (4%); Nicholas W. Gee, Senior Vice President, Strategy and Development (9%); Joseph C. Henry, Senior Vice President, Co-General Counsel and Corporate Secretary (4%); Dharmesh Mehta, Senior Vice President and Chief Administrative Officer (15%) and James C. Parent, Vice President Tax (4%).

Dr. Bernard J. Duroc-Danner, our Chairman, President and Chief Executive Officer, refused an increase in base salary again in 2013. His base salary has not increased since 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Executive Employment Agreement of Weatherford International Ltd. (Branch, Chapman, Dunn, Levens, Marklinger and Timmins).

10.2	Form of Indemnification Agreement of Weatherford International Ltd., a Swiss joint-stock corporation, for use with directors and executive officers (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 1-34258) filed February 26, 2009).

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ JOSEPH C. HENRY
Name:	Joseph C. Henry
Title:	Senior Vice President and Co-General Counsel

March 11, 2013

INDEX TO EXHIBITS

10.1	Form of Executive Employment Agreement of Weatherford International Ltd. (Branch, Chapman, Dunn, Levens, Marklinger and Timmins).

10.2	Form of Indemnification Agreement of Weatherford International Ltd., a Swiss joint-stock corporation, for use with directors and executive officers (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K (File No. 1-34258) filed February 26, 2009).

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated March 11, 2013.